Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626

News Release

Pebblebrook Hotel Trust Increases Terms of Offer to Merge with LaSalle Hotel Properties
Increases Number of LaSalle Common Shares that Can Receive Cash to 30% of Outstanding
Enhanced Pebblebrook Offer Will Remain Outstanding Assuming Blackstone Proposal Is Voted Down by LaSalle Shareholders

Bethesda, MD, August 21, 2018 - Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”) today released a letter dated August 21, 2018 to the Board of Trustees of LaSalle Hotel Properties (NYSE: LHO) (“LaSalle”) in which Pebblebrook submitted an enhanced merger proposal for a strategic combination with LaSalle. Under the enhanced terms, Pebblebrook has increased the number of LaSalle common shares that may receive $37.80 in cash per share to up to 30% of LaSalle common shares in aggregate, representing a 50% increase in the number of shares that may receive cash compared to Pebblebrook’s prior offer. The increased cash component of the Pebblebrook offer provides additional certainty and greater downside protection to LaSalle’s shareholders while also increasing the overall value of the offer. This enhanced proposal was unanimously approved by Pebblebrook's Board of Trustees and will remain outstanding following a rejection by LaSalle shareholders of the proposed transaction between LaSalle and affiliates of The Blackstone Group L.P. (NYSE: BX) (“Blackstone”), which is scheduled to be voted on by LaSalle shareholders on September 6, 2018.
The increased Pebblebrook offer provides LaSalle shareholders with the option to elect to receive for each LaSalle common share they own either a) a fixed amount of $37.80 in cash or b) a fixed exchange ratio of 0.92 Pebblebrook common share. Under the increased terms, the maximum amount of LaSalle shares eligible to receive cash is increased from 20% to 30% of the outstanding shares, a 50% increase, in the aggregate subject to pro rata cutbacks. The $37.80 cash option is $4.30 per share, or 13%, higher than the Blackstone cash merger price of $33.50 per share, and represents a strong anchor providing increased downside protection. Based on the closing price per Pebblebrook common share of $39.17 on August 21, 2018, and assuming 30% of the LaSalle common shares receive cash in lieu of Pebblebrook common shares, the implied price of the increased Pebblebrook offer is $36.57, or 9.2%, above the Blackstone take-under price of $33.50. With the increased cash offering, Pebblebrook common shares would have to decline by $4.76, or 12.2%, from today’s closing price, in order for the premium of Pebblebrook’s offer to be eliminated. The Pebblebrook proposal takes into account the $112 million cost of the termination fee LaSalle agreed to pay to Blackstone.
“The terms of our enhanced offer are clearly superior to the Blackstone proposal, as was our prior offer. It provides enhanced certainty to LaSalle’s shareholders through the increased fixed-cash portion, which also increases the overall value we are delivering to LaSalle’s shareholders,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “We’ve recently entered into an agreement to sell certain LaSalle properties in connection with the closing of a Pebblebrook-LaSalle merger. These strategic sales will allow us to continue to focus on properties and markets that are core to our go-forward strategy and also enable us to materially increase the cash component of our offer-and the overall value of our offer-without increasing our leverage compared to our prior proposal. For those who receive Pebblebrook shares, our offer continues to provide significant long-term financial and strategic upside opportunity, as well as increased dividend income, neither of which can be matched by the Blackstone take-under. The proceeds from the asset sales will effectively be delivered back to LaSalle shareholders as a benefit through the increased 30% cash component of our proposal. This proposal is not contingent on those property sales, and Pebblebrook is prepared to move forward immediately upon acceptance of our proposal by LaSalle’s Board. We strongly encourage LaSalle’s Board to engage in discussions with us to execute a merger agreement and seize this unique opportunity to combine our two companies to create the industry leader that shareholders so strongly desire.”
Raymond James and BofA Merrill Lynch are acting as financial advisors, Hunton Andrews Kurth LLP is acting as legal counsel and Okapi Partners LLC is serving as information agent to Pebblebrook in connection with the proposed transaction.

For more information, please visit investor.pebblebrookhotels.com.

The full text of Pebblebrook’s letter to LaSalle’s Board of Trustees dated August 21, 2018 follows.

Letter from Pebblebrook to LaSalle dated August 21, 2018

August 21, 2018

Michael D. Barnello
Stuart L. Scott
Denise M. Coll
Jeffrey T. Foland
Darryl Hartley-Leonard
Jeffrey L. Martin
Donald A. Washburn

LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, MD 20814

Ladies and Gentlemen,

The commitment of the Board of Trustees of Pebblebrook Hotel Trust to executing a strategic combination with LaSalle is as strong as ever, and we are confident that a combination of our two companies will deliver both immediate value that is far superior to the proposed all-cash Blackstone transaction and, we believe, exceptional long-term upside potential. Therefore, we are providing this new, enhanced merger proposal today with a materially increased cash option component and urge you to carefully and completely consider the merits and benefits of this strategic combination to LaSalle shareholders and accept our proposal.

Under our enhanced offer, LaSalle shareholders will receive consideration of substantially greater value at closing than under the Blackstone proposal and will also have the option to participate in the value creation of the combined company going forward.

Revised Terms of Proposal and Form of Consideration: Each LaSalle shareholder will have the option to elect to receive for each LaSalle common share owned either a) a fixed amount of $37.80 in cash or b) a fixed exchange ratio of 0.92 Pebblebrook common share. An increased maximum of 30% of outstanding LaSalle common shares may be exchanged for cash (and elections of cash will be subject to pro rata cutbacks if holders of more than 30% of LaSalle common shares elect cash). Assuming LaSalle shareholders receive cash for 30% of the shares, the implied price of our offer now represents the following premiums to the Blackstone price:

•	$3.07 per share, or 9.2%, based on the closing price of Pebblebrook common shares on August 21, 2018

•	$2.79 per share, or 8.3%, based on the 5-day VWAP of Pebblebrook common shares on August 21, 2018[1]

•	$2.77 per share, or 8.3%, based on the 30-day VWAP of Pebblebrook common shares on August 21, 2018[2]

•	$3.15 per share, or 9.4%, based on the 60-day VWAP of Pebblebrook common shares on August 21, 2018[3]; and

•	$2.52 per share, or 7.5%, based on the 90-day VWAP of Pebblebrook common shares on August 21, 2018[4]

The fixed cash price of $37.80 is $4.30, or 13%, above the Blackstone price of $33.50. The new 30% cash cap is a 50% increase in the potential cash consideration compared to our prior proposal, which is an aggregate increase in the cash consideration of approximately $420 million. This increased cash component provides LaSalle shareholders with additional certainty and greater downside protection, as well as increased overall value. Moreover, LaSalle common shareholders who exchange their LaSalle common shares for Pebblebrook common shares will do so tax-free compared to a taxable cash exchange.

Since LaSalle executed its merger agreement with Blackstone on May 20, 2018, lodging industry performance has continued to improve and investor support for our merger proposal has been overwhelming. As we are sure you have learned through your conversations with LaSalle shareholders, it seems there is virtually no support from them for the existing agreement with Blackstone. LaSalle’s shares have consistently traded at a substantial premium to the Blackstone price because LaSalle shareholders deem Pebblebrook’s offer as significantly more attractive. In addition, Pebblebrook’s shares have continued to trade at levels consistent with providing LaSalle shareholders with a very significant premium to the Blackstone price, based on our proposal, as described in detail above. Due to the substantial cash portion of our enhanced offer, which is fixed at $37.80 per share, in order for the Blackstone transaction price to be equivalent to Pebblebrook’s proposal, Pebblebrook’s common shares would have to decline by $4.76, or 12.2%, from today’s closing price. Given the terms of our revised proposal, the rationale for agreeing to a merger with Pebblebrook is more compelling today than ever before. Our offer affords you, as the LaSalle Board, an opportunity and ability to provide increased value to LaSalle shareholders by accepting a superior proposal which is clearly in their best interest and which they have plainly communicated is what they desire.

On June 11, 2018, we provided you with a merger agreement essentially identical to the Blackstone proposal, adapted only to reflect the superior economics of our offer of the same date and our merger structure. We remain willing to work with you to finalize that merger agreement, changed to reflect the increase in the cash component of the merger consideration from 20% to 30%. Working together, we believe we can complete a transaction within the next 75 to 90 days, including receiving approvals from shareholders of each company within that timeframe. Our ability to move quickly to complete a transaction, coupled with the significantly increased cash component of this enhanced offer, provides LaSalle’s shareholders with a significant premium to the Blackstone transaction as well as a high degree of certainty with a low level of risk deemed completely acceptable by your shareholders.

The Pebblebrook offer is a viable superior alternative and is available for you to accept. We firmly believe that LaSalle shareholders will readily approve a strategic combination of the two companies on the terms outlined in our proposal if you give them a chance to do so. We urge you to do so now. There is no reason to wait for the Blackstone merger proposal to be rejected by LaSalle’s shareholders. Nevertheless, should you not choose to move forward with us now, our revised offer for a strategic combination of our two companies will remain available-for the benefit of LaSalle shareholders-on the same terms, following a rejection of the Blackstone proposal by LaSalle shareholders.

_______________________________________
1 Premium based on the 5-day volume-weighted average price per Pebblebrook common share on August 21, 2018
2 Premium based on the 30-day volume-weighted average price per Pebblebrook common share on August 21, 2018
3 Premium based on the 60-day volume-weighted average price per Pebblebrook common share on August 21, 2018
4 Premium based on the 90-day volume-weighted average price per Pebblebrook common share on August 21, 2018

We look forward to hearing from you.

Sincerely yours,

/s/ Jon E. Bortz
Chairman, President & CEO
Pebblebrook Hotel Trust

Exhibit A
Summary of Key Terms of Non-Binding Proposed Combination of
Pebblebrook Hotel Trust ("Pebblebrook") and LaSalle Hotel Properties ("LaSalle")

1. Merger Consideration (cash or shares; maximum of 30% of LaSalle common shares will receive cash):

•	For each LaSalle common share held, each LaSalle shareholder may elect to receive:

◦	$37.80 in cash; or

◦	a fixed exchange ratio of 0.92 Pebblebrook common share

•
A maximum of 30% of the outstanding LaSalle shares will receive cash and shareholders’ elections of cash will be subject to pro rata cutbacks in the event holders of more than 30% of LaSalle shares elect cash

•	Pebblebrook to exchange new preferred shares for LaSalle's existing preferred shares (with substantially identical terms)

2. Management:

•	Pebblebrook senior executives to manage combined company

3. Financing Sources (no financing contingencies):

•	Pebblebrook to assume or repay LaSalle's term loans and first mortgage loans

4. Due Diligence (no diligence contingencies):

•	Proposal is not contingent on further due diligence

5. Representations, Warranties and Covenants (customary and reciprocal):

•	Customary and reciprocal to both LaSalle and Pebblebrook

6. Break-up Fee:

•	$112.0 million

7. Pebblebrook Board Approval:

•	Pebblebrook's Board of Trustees has approved the terms contained herein

8. Above terms subject to the following assumptions and conditions:

•	Termination of the Blackstone agreement and concurrent execution of a definitive merger agreement

•	No payments or vesting under change in control severance agreements for Pebblebrook's executive officers

This summary is non-binding and neither party shall be under any legal obligation concerning a merger transaction unless and until each party executes a definitive merger agreement.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,973 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego,

California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Pebblebrook has made for a business combination transaction with LaSalle. In furtherance of this proposal and subject to future developments, Pebblebrook (and, if a negotiated transaction is agreed, LaSalle) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the SEC.  This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or another document Pebblebrook or LaSalle may file with the SEC in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF PEBBLEBROOK AND LASALLE ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of LaSalle or Pebblebrook, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Pebblebrook through the website maintained by the SEC at http://www.sec.gov.

Pebblebrook or LaSalle and their respective trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018. You can find information about LaSalle’s executive officers and trustees in LaSalle’s definitive proxy statement filed with the SEC on March 22, 2018. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender or exchange offer statements or other documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

In connection with the proposed merger transaction between LaSalle and affiliates of Blackstone, which Pebblebrook opposes (the “Proposed BRE Merger”), LaSalle filed a definitive proxy statement with the SEC on July 30, 2018 (the “LaSalle Proxy Statement”). On July 30, 2018, Pebblebrook filed a definitive proxy statement with the SEC in opposition that proposed merger transaction (the “Pebblebrook Proxy Statement”). This communication is not a substitute for the LaSalle Proxy Statement or the Pebblebrook Proxy Statement or for any other document that LaSalle or Pebblebrook have filed or may file with the SEC or send to LaSalle shareholders in connection with the Proposed BRE Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF LASALLE ARE URGED TO READ THE LASALLE PROXY STATEMENT, THE PEBBLEBROOK PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PEBBLEBROOK, LASALLE, THE PROPOSED BRE MERGER AND RELATED MATTERS. Investors and security holders can obtain free copies of the LaSalle Proxy Statement, the Pebblebrook Proxy Statement and other documents filed by LaSalle or Pebblebrook with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by LaSalle with the SEC are also available free of charge on LaSalle’s website at www.lasallehotels.com, or by contacting LaSalle’s Investor Relations Department at (301) 941-1500. Copies of the documents filed by Pebblebrook with the SEC are also available free of charge on Pebblebrook’s website at www.pebblebrookhotels.com, or by contacting Pebblebrook’s Investor Relations at (240) 507-1330. LaSalle and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies from LaSalle’s shareholders concerning the Proposed BRE Merger under the rules of the SEC. Information about the trustees and executive officers of LaSalle is set forth in LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, LaSalle’s proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018, and in subsequent documents filed by LaSalle with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the LaSalle Proxy Statement and may be included in other relevant materials to be filed with the SEC. Pebblebrook and its trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Proposed BRE Merger. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018. You may obtain free copies of this document as described above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Pebblebrook’s offer to acquire LaSalle, its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Pebblebrook’s most recent annual or quarterly report filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Pebblebrook’s and LaSalle’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Pebblebrook may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome of any possible transaction between Pebblebrook and LaSalle, including the possibilities that LaSalle will reject a transaction with Pebblebrook, (ii) the ultimate outcome and results of integrating the operations of Pebblebrook and LaSalle if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including the necessary shareholder approvals, and (iv) the risks and uncertainties detailed by LaSalle with respect to its business as described in its reports and documents filed with the SEC.  All forward-looking statements attributable to Pebblebrook or any person acting on Pebblebrook’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Pebblebrook undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

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Contacts:

Jon E. Bortz, Chairman and Chief Executive Officer, Pebblebrook Hotel Trust - (240) 507-1300
Raymond D. Martz, Executive Vice President and Chief Financial Officer - (240) 507-1330
Liz Zale, Pam Greene or Stephen Pettibone, Sard Verbinnen & Co - (212) 687-8080
Pat McHugh or Jon Einsidler, Okapi Partners - (212) 297-0720 or (855) 305-0855

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com